    As filed with the Securities and Exchange Commission on December 20, 2000
                                                    Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                MERCK & CO., INC.
               (Exact Name of Issuer As Specified in Its Charter)
                                  P.O. BOX 100
                    WHITEHOUSE STATION, NEW JERSEY 08889-0100
                    (Address of Principal Executive Offices)

NEW JERSEY                                                            22-1109110
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                        MERCK-MEDCO MANAGED CARE, L.L.C.
                        2001 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                CELIA A. COLBERT
              Vice President, Secretary & Assistant General Counsel
                                MERCK & CO., INC.
                                  P.O. Box 100
                    Whitehouse Station, New Jersey 08889-0100
                                 (908) 423-1000
            (Name, Address and Telephone Number of Agent for Service)

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                                       CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------
  Title of Securities to be    Amount to be     Proposed maximum     Proposed maximum     Amount of
         Registered             Registered*    offering price per       aggregate       registration
                                                    share**          offering price**        fee
------------------------------------------------------------------------------------------------------
   Common Stock (Par Value        800,000           $89.625            $71,700,000         $18,929
      $0.01 per share)            shares
------------------------------------------------------------------------------------------------------

* Estimated maximum number of shares of Common Stock of Merck & Co., Inc. issuable during the next four years of operation of the Plan.

** The price stated above is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low market prices of the stock as reported on the New York Stock Exchange listed issues on December 18, 2000.

    In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


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
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the registrant (Exchange Act File No. 1-3305) with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

(a) Annual Report on Form 10-K, filed March 22, 2000, for the fiscal year ended December 31, 1999;

(b) Quarterly Report on Form 10-Q, filed on May 12, 2000, for the quarter ended March 31, 2000;

(c) Form 10-K/A filed on June 27, 2000, amending the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

(d)      Form 11-K filed on June 27, 2000, for the fiscal year ended December
         31, 1999;

(e) Quarterly Report on Form 10-Q, filed on August 10, 2000, for the quarter ended June 30, 2000;

(f)      Current Report on Form 8-K filed on October 20, 2000;

(g) Quarterly Report on Form 10-Q, filed on November 13, 2000, for the quarter ended September 30, 2000;

(h)      Current Report on Form 8-K filed on November 15, 2000;

(i) Proxy Statement filed on March 16, 2000, for the Annual Meeting of Stockholders held on April 25, 2000;

(j)      Current Report on Form 8-K filed on December 12, 2000;

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
(k)      Current Report on Form 8-K filed on December 12, 2000; and

(l) The descriptions of the Common Stock of the registrant set forth in the registrant's Registration Statements pursuant to Section 12 of the Securities Exchange Act of 1934 ("Exchange Act"), and any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant pursuant to Section 13, 14 or 15(d) of the Exchange Act from the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. An Exhibit Index can be found on page 13 of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Common Stock and interests in the plan will be passed upon for the Company by Celia A. Colbert, Vice President, Secretary & Assistant General Counsel of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

        The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved in a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

        The Company's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors and officers of the Company shall not be personally liable to the Company or its stockholders for damages for breach of any duty owed to the Company or its stockholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Company or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

        The By-Laws of the Company provide that a former, present or future director, officer or employee of the Company or the legal representative of any such director, officer or employee shall be indemnified by the Company:

         (a) against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful in the defense on the merits or otherwise of any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit, or proceeding or in defense of any claim, issue or matter therein, brought by reason of such person's being or having been such director, officer or employee, and

         (b) with respect to the defense of any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Company) and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and in connection with any criminal proceedings such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a Committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested counsel to whom the question may be referred by the Board of Directors; provided, however, in connection with any proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable to the Company except as and to the extent determined by such court.

        The Company enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the Business Corporation Act of the State of New Jersey, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending, or completed claim, action, suit, or proceeding by reason of the fact that they were, are, shall be, or shall have been a director or officer of the Company, or are or were serving, shall serve, or shall have served, at the request of the Company, as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS


-------------------------------------------------------------------------------------------------
EXHIBIT
NUMBER                           DESCRIPTION                         METHOD OF FILING
-------------------------------------------------------------------------------------------------
   4(a)               --   Restated Certificate of        Incorporated by reference to Form
                           Incorporation of the           10-Q Quarterly Report for the period
                           registrant (September 1,       ended September 30, 2000
                           2000)

   4(b)               --   By-Laws of the registrant      Incorporated by reference to Form
                           (as amended effective          10-Q Quarterly Report for the period
                           February 25, 1997)             ended March 31, 1997

     5                --   Opinion and Consent of Celia   Filed with this Registration Statement
                           A. Colbert, Vice President,
                           Secretary and Assistant
                           General Counsel of registrant

    23                --   Consent of Arthur Andersen     Included at Page 12 of this
                           LLP                            Registration Statement

    24                --   Certified Resolution of        Filed with this Registration Statement
                           Board of Directors and Power
                           of Attorney

-------------------------------------------------------------------------------------------------

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

1.(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director,


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
         officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Whitehouse Station and the State of New Jersey on the 28th day of November 2000.


                                        MERCK & CO., INC.



                                        By:                    *
                                               ---------------------------------
                                               Raymond V. Gilmartin
                                               Chairman of the Board, President
                                               & Chief Executive Officer



                                        By:    /s/ Celia A. Colbert
                                               ---------------------------------
                                               Celia A. Colbert
                                               Vice President, Secretary &
                                               Assistant General Counsel
                                              (Attorney-in-Fact)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         SIGNATURE                                   TITLE                          DATE
---------------------------              -----------------------------       -----------------

             *
---------------------------
Raymond V. Gilmartin                     Chairman of the Board,              November 28, 2000
                                         President & Chief Executive
                                         Officer; Principal Executive
                                         Officer; Director


             *
---------------------------
Judy C. Lewent                           Senior Vice President & Chief       November 28, 2000
                                         Financial Officer; Principal
                                         Financial Officer

             *
---------------------------
Richard C. Henriques, Jr.                Vice President, Controller;         November 28, 2000
                                         Principal Accounting Officer

             *
---------------------------
H. Brewster Atwater, Jr.                 Director                            November 28, 2000

             *
---------------------------
Lawrence A. Bossidy                      Director                            November 28, 2000

             *
---------------------------
William G. Bowen                         Director                            November 28, 2000

---------------------------
Johnnetta B. Cole                        Director

             *
---------------------------
Lloyd C. Elam                            Director                            November 28, 2000

---------------------------
Carleton S. Fiorina                      Director

* Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including a majority of the directors of the Company.


             *
---------------------------
Niall FitzGerald                                    Director                 November 28, 2000

             *
---------------------------
William B. Harrison, Jr.                            Director                 November 28, 2000

             *
---------------------------
William N. Kelley                                   Director                 November 28, 2000

             *
---------------------------
Heidi G. Miller                                     Director                 November 28, 2000

             *
---------------------------
Edward M. Scolnick                                  Director                 November 28, 2000

             *
---------------------------
Anne M. Tatlock                                     Director                 November 28, 2000

             *
---------------------------
Samuel O. Thier                                     Director                 November 28, 2000

             *
---------------------------
Dennis Weatherstone                                 Director                 November 28, 2000

* Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including a majority of the directors of the Company.

                                        By:    /s/ Celia A. Colbert
                                               ---------------------------------
                                               Celia A. Colbert
                                               Vice President, Secretary &
                                               Assistant General Counsel
                                               (Attorney-in-Fact)

        The Plan. Pursuant to the requirements of the Securities Act of 1933, the Merck-Medco Managed Care, L.L.C. 2001 Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Whitehouse Station, State of New Jersey on November 28, 2000.

                                        Merck-Medco Managed Care, L.L.C.
                                        2001 Employee Stock Purchase Plan

                                        By:    /s/ Richard T. Clark
                                               ---------------------------------
                                               Richard T. Clark
                                               Member of the Plan Committee

                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 26, 2000 included in and incorporated by reference in Merck & Co., Inc.'s Annual Report on Form 10-K, for the fiscal year ended December 31, 1999, as amended by Form 10-K/A dated June 27, 2000 and to all references to our firm included in or made a part of this Registration Statement.


                                               ARTHUR ANDERSEN LLP


New York, NY
December 20, 2000

                                  EXHIBIT INDEX



-------------------------------------------------------------------------------------------------
EXHIBIT
NUMBER                           DESCRIPTION                         METHOD OF FILING
-------------------------------------------------------------------------------------------------
   4(a)               --   Restated Certificate of        Incorporated by reference to Form
                           Incorporation of the           10-Q Quarterly Report for the period
                           registrant (September 1,       ended September 30, 2000
                           2000)

   4(b)               --   By-Laws of the registrant      Incorporated by reference to Form
                           (as amended effective          10-Q Quarterly Report for the period
                           February 25, 1997)             ended March 31, 1997

     5                --   Opinion and Consent of Celia   Filed with this Registration Statement
                           A. Colbert, Vice President,
                           Secretary and Assistant
                           General Counsel of registrant

    23                --   Consent of Arthur Andersen     Included at Page 12 of this
                           LLP                            Registration Statement

    24                --   Certified Resolution of        Filed with this Registration Statement
                           Board of Directors and Power
                           of Attorney

-------------------------------------------------------------------------------------------------



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